EXHIBIT NO. 99.10


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 69 to Registration No. 2-14677 of Massachusetts Investors Growth Stock Fund, of our report dated January 4, 2001, appearing in the annual report to shareholders for the year ended November 30, 2000, and to references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
March 26, 2001